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                                                                  EXHIBIT 10.10




                                                        [GRAPHIC] BRIDGEPOINT
                                                                  INTERNATIONAL



                                           BRIDGEPOINT INTERNATIONAL (USA) INC.

                                                  CO-LOCATION SERVICE AGREEMENT
                                                           TERMS AND CONDITIONS


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1)   Service

     Pursuant to the terms and conditions of this Agreement ("Agreement") and any present or future co-location service order(s) (collectively referred to as the "Order") BridgePoint International (USA) Inc. ("BridgePoint") will provide to the Client executing this Agreement and the Order with BridgePoint, on a nonexclusive basis, the services set forth herein ("Service"). The Order is hereby incorporated by reference; in the event of any conflict between the terms of this Agreement and the terms of the Order, the terms of the Order shall govern.

2)   Service Description

     The Service consists of housing certain equipment owned by the Client ("Equipment") according to the specifications set forth in the Order (Service Order Form for installation fees bearing reference number 5E8FF375AB02 attached hereto as Schedule A and Service Order Form for co-location service fees bearing reference number 1F8FDD8981DF attached hereto as Schedule B), on monthly fee basis, in service unit(s) in a co-location area specifically conditioned, built and staffed ("Co-location Area" as shown on plan attached hereto as Schedule C) for this purpose located within a BridgePoint centre ("BridgePoint Centre").

3)   Charges

     3.1    Fees and terms of payment

            The Client shall pay any installation or non-recurring fees as set out in the Order as well as any monthly co-location Service fees ("Service Fees") as totalled in the Order, plus all applicable taxes ("Total Monthly Payment").

            Any non-recurring fee is payable within the fifteen (15) days following the signature of the Order.

            Service Fees are payable monthly in advance on the first business day of the month. The first Total Monthly Payment for the Order is payable immediately on the first day of the month following the month in which the "Service Start Date" (as defined in Article 20.1 of the Special Provisions attached hereto as Schedule D) occurs, with the subsequent Total Monthly Payments continuing every month thereafter during the term of this Agreement as set forth in the Order. No Service Fees will be charged to Client from the Service Start Date until February 28, 2001 inclusively.

            Service fees and any other sums that may be due from Client to BridgePoint under this Agreement are payable in U.S. Dollars. Service fees shall be payable by bank wire transfer in accordance with BridgePoint's instructions.

     3.2    Interest

            Any amount past due by the Client to BridgePoint under this Agreement shall bear interest from the due date until paid in full at the rate of 1.0 per month for each month or part thereof, or the highest rate permitted under the applicable law of the State of New York, whichever is lower.



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     3.3 Taxes

         Service fees do not include any U.S. Federal, foreign, state or local taxes which are the Client's legal responsibility including, but not limited to, income, withholding, stamp, sales, excise and turnover taxes or use taxes, fees, charges or assessments of any nature, however denominated, which may now or hereafter be levied by any governmental authority on the Service provided or payments made under this Agreement ("Taxes"). Any such Taxes and interest thereon (and, if resulting from Client fault or negligence, penalties thereon) shall be paid and borne by Client, or, if paid by BridgePoint, promptly reimbursed by Client. When required by law, BridgePoint shall collect any and all Taxes from Client for remittance to the appropriate governmental authorities. If the rate of any applicable tax should change or if a new tax is introduced during the term of this Agreement, such rate or such new tax becomes applicable, and the Total Monthly Payment shall be adjusted accordingly.

4)   Additional Service

     During the term of this Agreement, and subject to BridgePoint's written consent, which consent shall not be withheld unreasonably, the Client may request that the nature or amount of Service to be provided by BridgePoint be increased ("Additional Service"). In such event, another Order must be executed by the parties. The Client acknowledges pricing may change from Order to Order. Notwithstanding the above, during the initial Term (as referenced in article 20.4 of the Special Provisions attached hereto as Schedule D) only, BridgePoint agrees to supply level one (1) technical support services at the hourly rate of $85.00 US during business hours and at $105.00 US outside business hours.

5) BridgePoint's Responsibilities

     5.1 BridgePoint is to provide and maintain the Service in accordance with the requirements set out in the Order and this Agreement, including Schedule E hereto and incorporated herein by reference.

     5.2 BridgePoint shall maintain an inventory documentation listing of all Equipment in the Co-location Area (inclusive of the main Equipment, spare parts and the reference number of the location where they are placed) and updated inventory documentation, which shall include information regarding the Equipment, spare parts, telephone circuits and Client port assignments whenever they are replaced or moved or modified. A copy of this documentation will be kept accessible at the BridgePoint Centre, and a copy will be provided to Client upon request.

     5.3 BridgePoint shall provide storage space for the Client's spare parts free of charge to the Client. Client agrees that spare part storage capacity is proportionate to the space actually occupied by its Equipment in relation to the total space capacity available in the Co-location Area and may vary depending on storage space available at the time of request.

     5.4 BridgePoint shall carry out routine visual inspection during business days to determine whether there is evidence of malfunction, such as non-working indicator lights or meters, smoke, fire, audible or visual alarm indications, or unusual noise emission.



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          If such inspection indicates evidence of any such malfunction,
          BridgePoint shall notify the Client's contact as specified in Schedule F, or if there is no answer by attempting to contact a responsible person at Client's head office. Notwithstanding the foregoing obligation, BridgePoint shall also take reasonable steps to notify Client of any other alarm or dangerous condition in the Co-Location Area that is brought to its attention.

6)   Client Responsibilities

     6.1 Client shall provide and deliver the Equipment to the Co-location Area at its own expense. Bridgepoint shall ensure that Client has the necessary access to elevators and/or freight elevators for purposes of Equipment delivery. Client shall install the Equipment at the Co-location Area in the presence of a BridgePoint representative.

     6.2 Client shall be responsible for obtaining and maintaining all approvals and permits necessary for Client's use of the Service and the Equipment. In connection with its use of the Service, Client shall comply with all domestic, inter-governmental and foreign governmental regulations, FCC rules and policies, and other laws, rules and regulations, both current and as may come into effect, that are applicable to the Service (including, without limitation, any restrictions that limit or prevent Client's use of the Service in, between, or among any countries). Client's failure to so comply or to obtain necessary governmental authorization approval permits both domestic and foreign, as may be necessary for Client to make use of the Service, shall not relieve Client of its payment obligations for Service made available under this Agreement. Nothing herein shall obligate Client to obtain any permits or licenses for preparing the Co-location Area all of which shall be the obligation of Bridgepoint.

     6.3 Client is responsible for payment of all charges for the Service for the full Term or Term extension(s) granted hereunder.

     6.4 Client may request BridgePoint's staff to perform specific actions on behalf of the Client that are not specifically identified in the Order. BridgePoint, acting in good faith will make commercially and technically reasonable efforts to accommodate such requests, but BridgePoint may refuse such requests if they are outside the qualifications of BridgePoint's technicians or requires special equipment to be performed. Client may communicate any request described herein by electronic mail ("e-mail") providing the e-mail is sent to a BridgePoint contact person listed in Schedule F annexed hereto. Any such request will be deemed to be given as of the date and time it is received by a BridgePoint contact person listed in Schedule F.

          If BridgePoint proceeds with any such actions not specifically identified in the Order and requested by Client, Client shall pay reasonable additional charges, which will be invoiced to Client, for all the work done in response to such request.

7) Access to Co-location Area and data

     Client and its duly authorized contractors, agents, and employees may have access, twenty four (24) hours a day, seven (7) days a week on an escorted basis, to the service unit in the Co-location Area where the Equipment is housed and at any time BridgePoint shall undertake commercially reasonable efforts to provide Client immediate access to the Co-location Area upon prior request by calling BridgePoint Network Operation Centre at 888-272-4088; provided, however, that in no event will it take more than one hour to provide access. Client may have access to all data and information available to BridgePoint relating



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     to the performance of this Agreement, by calling BridgePoint's contact as specified in the Order, or if this person is not available, to a responsible person at BridgePoint's head office and such information will be given with reasonable time.

     Client's access to the Co-location Area shall be contingent upon escort by BridgePoint personnel and the observance of safety and security procedures established by BridgePoint to protect the Co-location Area, BridgePoint Centre and the equipment of its other Clients in the Co-location Area.

     Aside from Client and its duly authorized contractors, agents, and employees access to the Client's segment of the Co-Location Area shall be permitted only to BridgePoint staff carrying out obligations under this Agreement, or Bridgepoint subcontractors having a Bridgepoint escort. Under no circumstances shall any third parties be permitted access to the Client's segment of Co-Location Area unless escorted by Client.

8)   Term and Extensions

     See Article 20.4 of Special Provisions attached hereto as Schedule D.

9)   End of Co-location Agreement

     Upon the termination of this Agreement at the end of the initial term or any extension thereof, Client will have up to thirty (30) days to remove its Equipment from the Co-location Area at its own cost and in consideration of the then current per diem Co-location Service Fees. If Client is in default or fails to pay those fees upon thirty (30) days' notice, BridgePoint may stop providing Service and move the Equipment into a storage room at Client's costs and without any liability whatsoever in respect thereof and without any further notice or any form of legal process whatsoever. In the event of termination by Client pursuant to section 10.1, Client shall have 60 days to remove its Equipment.

10)  Termination

     10.1 a) Except as otherwise provided in Section 15, in the event that BridgePoint materially or repeatedly defaults on any of its obligations, including, without limitation, failure to take reasonable steps to protect the Equipment from damage, failure to provide adequate and timely security, access and support, failure to provide adequate HVAC service, and, within ten (10) days after written notice is given to Bridgepoint specifying the default:: (i) such default is not substantially cured within said ten (10) day period; or (ii) BridgePoint does not obtain the approval of Client for a plan to remedy the default, the Client may terminate this Agreement by giving final termination written notice to the Bridgepoint.

     10.1 b) Notwithstanding anything herein to the contrary and except as otherwise provided in Section 15, in the event Bridgepoint fails to provide uninterrupted electrical power in the amount set forth in the Service Order as modified, suplemented, or replaced by the parties from time to time ("Power") for more than an aggregate of three (3) hours or fails to provide Power 5 or more times in a 30 day period, Client may terminate this Agreement upon written notice to Bridgepoint. If Bridgepoint fails to provide Power for an aggregate of sixty-one (61) minutes or more in any thirty (30) day period, Client shall be entitled to a credit on Service Fees equivalent to one (1) month Service Fees at the then prevailing rate and if Bridgepoint fails to provide Power for an aggregate of time exceeding one hundred and twenty-one (121) consecutive minutes in any thirty (30) day period, Client shall be entitled


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     to a credit on Service Fees equivalent to two (2) months Service Fees at the then prevailing rate.

     10.1 c) In the event that Client materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement (except for default otherwise covered by section 10.2) and, within ten (10) days after written notice is given to Client specifying the default: (i) such default is not substantially cured; or (ii) Client does not obtain the approval of BridgePoint for a plan to remedy the default, BridgePoint may terminate this Agreement by giving final termination written notice to the Client upon receipt of which this Agreement shall be terminated without further notice or delay the whole, without prejudice to BridgePoint's rights to recover from Client arrears of fees and damages for any loss of fees suffered by reason of this Agreement having been prematurely terminated and to enforce any security granted to BridgePoint to guaranty fulfillment of Client's obligations hereunder and the rights hereunder shall survive the termination of this Agreement.

     10.2 Notwithstanding the foregoing, BridgePoint may terminate this Agreement by giving ten (10) days written notice if Client is in default of making any payment hereunder for more than thirty (30) days from the due date of such payment provided that such default has not been cured during the aforementioned ten (10) day notice period.

     10.3 If either party becomes the subject of a bankruptcy proceeding; is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, and such proceedings are not dismissed within thirty (30) days; makes a general assignment for the benefit of all or substantially all of its creditors; or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party, within the conditions of applicable law, may immediately terminate this Agreement by giving written notice. Should Bridgepoint be so declared Bankrupt or insolvent, Bridgepoint will use commercially reasonable efforts to continue the Service and availability of the Co-location Area, subject to the order of any Bankruptcy Court or competent authority. Notwithstanding anything to the contrary, nothing herein shall be deemed to have modified any of the parties' rights pursuant to the United States Bankruptcy Code.

     11)  Ownership

     11.1 For the purposes of this Article, references to the Equipment shall not be limited to the Equipment, but shall also include any other equipment which the Client may provide to BridgePoint from time to time pursuant to the terms and conditions of this Agreement.

     11.2 The Equipment is the property of Client and Client shall bear all risks of loss during the Term or extension(s) and in the Equipment's transfer back to Client at the end of this Agreement, unless loss or damage is due to the negligence or wilful misconduct of BridgePoint, its officers, employees or agents.

     11.3 BridgePoint shall take commercially reasonable precautions for the security of the Equipment and shall not alienate it or use it for purposes other than as set forth in this Agreement.

     11.4 BridgePoint remains owner of the installation equipment described in the Order including the Air Conditioning units installed for the Client's Co-location Area, and


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            such shall not be removed from the Client's Co-location Area at any time during the Term of this Agreement nor upon termination of this Agreement.

12)  Confidentiality

     12.1 During the term of this Agreement, and for a period of three (3) years after the expiration of the term of this Agreement, proprietary or confidential information (Information) of any kind pertaining to both parties' businesses, and all written Information marked by either party as "Confidential" or "Proprietary" shall be treated by the other party as secret and confidential and accorded the same protection as the parties give to their own Information of a similar nature.

     12.2 Notwithstanding the foregoing, confidential Information does not include information which:

            a) has been published or is otherwise readily available to the public other than by breach of this Agreement;

            b) has been rightfully received by Client or BridgePoint from a third party without breach of any confidentiality obligations;

            c) has been independently developed by Client's personnel or BridgePoint's personnel without access to, or use of, the other party's confidential Information;

            d) was known to Client or to BridgePoint prior to its first receipt from the other party and which Client or BridgePoint as the case may be has documented prior to the date of first receipt from the other party; or

            e) is required to be disclosed by law whether under an order of a court or government, tribunal or other legal process. In such cases, Client or BridgePoint, as the case may be, must immediately notify the other party of the disclosure requirement, in order to allow the other party a reasonable opportunity to obtain a court order to protect its rights, or otherwise to protect the confidential nature of the Confidential Information.

13)  Warranty, Limitation of Liability & Indemnification

     13.1 BridgePoint's obligation under this Agreement is to provide Service to Client and its liability for any failure to do so is limited exclusively as expressly provided in this Agreement. The foregoing undertaking is in lieu of all other warranties, expressed or implied, including, but not limited to, any implied warranties of merchantability and fitness for a particular purpose. BridgePoint makes no warranty, express or implied, to any person or entity other than Client concerning the Service.

     13.2 BridgePoint and Client each represent and warrant that they are validly organized, existing and in good standing in their respective jurisdictions of domicile and have corporate authority and power to execute, deliver and perform this Agreement.

     13.3 In no event shall BridgePoint be liable for any incidental, consequential, exemplary or punitive damages or loss of revenues or profits, whether foreseeable or not, occasioned by any defect in the provision of service herein, any delay in the provision of service to Client or any third party, any failure of BridgePoint to provide service, or


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            any other cause whatsoever. In no event shall BridgePoint's total liability in connection with its performance under this agreement exceed an amount equal to one Million US Dollars ($1,000,000.00).

     13.4 Client agrees and covenants that it shall utilize the Service purchased hereunder solely for lawful telecommunications purposes and in accordance with all applicable telecommunications regulations; and that it shall at all times during the Term and any extension(s) granted hereunder comply with all applicable laws respecting defamatory, obscene, or pornographic materials or communications or governing the infringement of copyright or other proprietary rights of any third party. Client further agrees that it shall defend, indemnify and hold harmless BridgePoint, its officers, directors, stockholders, employees, agents, and permitted assigns from any claims, liabilities, losses, costs, or damages, including attorneys' fees, arising out of the acceptance of Service by Client, or Client's use (or Client's customer or permitted assigns' use) of the Service, that: (i) is caused by any act, omission, fault or negligence of Client or Client's employees, customers or permitted assigns, or (ii) arises under a warranty or representation by Client to BridgePoint or to any third party in connection with the Service or (iii) arises out of libel, slander, infringement of copyright, trademarks, service marks, trade secrets or patents, or breach in the privacy or security of transmissions over the Service.

     13.5 BridgePoint shall defend, indemnify and hold harmless Client from any claims, liabilities, losses, costs, or damages, including attorneys' fees, arising out of the provision of Service to Client that (i) is caused by any act, omission, fault or negligence of BridgePoint; or (ii) arises under a warranty or representation by BridgePoint to Client in connection with the provision of Service, provided, however, that except as permitted by Section 13.3 and by
            Section 10.1 b) with respect to credit, in no event shall BridgePoint be obligated to indemnify Client for any claims, liabilities, losses, costs, or damages, including attorneys' fees and costs, arising out of the provision or lack of provision or delay in provision by BridgePoint of Service, for which BridgePoint's sole liability is set forth in Section 13.3 of this Agreement.

     13.6 Each party shall promptly notify the other of any suit, claim or action which may give rise to the other party's (the "Indemnifying Party") obligation to indemnify the other party (the "Indemnified Party"), and shall fully cooperate with the Indemnifying Party and its insurance agent(s) in the defence of such suit, claim or action. The Indemnifying Party shall have absolute and sole discretion to settle any such suit, claim or action; provided that the Indemnifying Party obtains a release in favour of the Indemnified Party with respect to all matters that were raised or should have been raised in such suit, claim, or action. Any indemnification hereunder shall be offset by any insurance payment recovered by the Indemnified Party or insurance benefits to which it is entitled. The indemnification obligations stated in this Article 13 shall survive any termination of this Agreement.

14)   Insurance

      Subject to Sections 13.1, 13.3, 13.4 and 13.5 of this Agreement, both Parties shall be responsible for damage to, or loss of their own property, both real and personal, and that each shall be responsible for insuring his own property, with an insurance policy providing extended coverage, including but not limited to perils of fire together with insurance against flood, theft, vandalism, malicious mischief, sprinkler leakage and damage, and boiler and pressure vessel insurance. Client will also subscribe to and maintain additional insurance


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      covering damages to third-party equipment and personnel caused by the use of the Equipment for up to the amount specified in the Order, including Comprehensive General Liability Insurance in an amount not less than three million dollars ($3,000,000) per occurrence for bodily injury and property damage and Worker's Compensation in an amount not less than that prescribed by statutory limits, and any other insurance coverage necessary to BridgePoint's provision, and Client's taking of Service under this Agreement. The Client shall furnish BridgePoint, upon request, with certificates of insurance evidencing such coverage. BridgePoint hereby declares having subscribed to and will maintain an insurance coverage sufficient to cover its obligations under Article 13 hereof and will furnish, upon Client's request an insurance certificate evidencing such coverage.

15)   Excusable Delay

      BridgePoint shall not be liable for any failure of performance or unavailability of Service due to causes beyond its commercially reasonable control, including, but not in any way limited to (provided that such events are in fact beyond BridgePoints commercially reasonable control): acts of God; strikes; labour disputes; acts of war or civil unrest; satellite or uplink/downlink/ground station disruptions, or acts of third parties, including, without limitation, landlords, government authorities and backbone service providers provided BridgePoint gives timely notice to Client when any such cause has occurred or is expected or imminent, and provided further that BridgePoint takes commercially reasonable steps to deliver uninterrupted Service to the maximum extent permitted under the circumstances, including cooperation with Client to implement temporary alternatives at reasonable Client expense. Each such event shall constitute an event of "Force Majeure." If, within fifteen (15) calendar days of an event of Force Majeure, BridgePoint offers comparable service to Client or is able to restore Service in accordance with this Agreement, this Agreement shall be extended by the period the Service was not available to Client, but only to the extent BridgePoint's third party contractual arrangements permit such extension. In the event BridgePoint does not offer comparable service to Client or restore the Service in accordance with this Agreement during such fifteen (15) day period, Client may terminate this Agreement as provided in Article 10. The remedies provided in this Section 15 shall be the only remedies of the Client because of the non-availability of Service caused by an event of Force Majeure.

      Notwithstanding anything to the contrary BridgePoint agrees and acknowledges that during the term of this Agreement it will use commercially reasonable efforts to use the generator back-up to provide Power in the event that the primary supply is unavailable.

16)   Transfer or installation of Equipment

      16.1. At no time shall Client be obliged to move its Equipment or receive the Services hereunder in a Co-location Area that is different from the initial Co-location Area provided for in this Agreement unless Client agrees in writing.

17)   Choice of Law & Arbitration

      All questions concerning the validity and operation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., applicable to contracts entered into and wholly to be performed in the State of New York, without giving effect to its provisions governing conflicts of laws. BridgePoint and Client agree that:


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     17.1   any controversy or claim not settled by the parties arising out of or relating to this Agreement, or any breach thereof or asserted breach thereof, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association in New York City, New York with one arbitrator, expert in the field of telecommunications, to preside;

     17.2 if the parties cannot agree to one arbitrator within ten (10) business days, then within five (5) business days thereafter each party shall choose one arbitrator expert in the field of telecommunications and the two arbitrators so chosen shall within five (5) business days, jointly elect and agree to a third arbitrator, also expert in the field of telecommunications;

     17.3 any notice, document or complaint in any such proceeding may be served by delivery to the addresses identified in the Order; and

     17.4 any award rendered by such an arbitral proceeding shall be final and binding and judgment upon any such award may be entered in any court of competent jurisdiction thereof. The remedies provided in this Agreement for breach thereof by BridgePoint or Client shall constitute the sole and exclusive remedies to the aggrieved party, and any and all other remedies which might otherwise be available under the law of any jurisdiction are hereby expressly waived by both BridgePoint and Client.

18)  Notices

     Subject to the provisions of Section 6.4, any notice or communication under this Agreement shall be in writing and shall be hand-delivered, given by fax, overnight courier service, or sent by registered mail return receipt requested, postage prepaid, to the other party's designated representative, receiving such communication at the address specified herein, or such other address or person as either party may in the future specify to the other party. Such notice shall be deemed to be received upon delivery or, by fax, on the next business day following transmission provided electronic evidence of properly completed transmission is produced at point of origin or, if mailed, on the fourth business day following the date of mailing.

     To BridgePoint:
     To the attention of the Chief Financial Officer
     800 Rene-Levesque Street, Suite 2400
     Montreal, Quebec
     H3B 1X9
     Tel: (514) 878-1555
     Fax: (514) 878-1295

     To Client:
     To the attention of the Chief Financial Officer
     200 Lake Drive E., Suite 200
     Cherry Hill, NJ 08002
     Tel: (856) 667-2550
     Fax: (856) 414-6932


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19)  Miscellaneous

     19.1 Neither party may assign or transfer all or any part of its rights under this Agreement, without the prior written consent of the other, except when assigning all of their rights and obligations to any legal entity controlling, controlled by, or under common control with it, in which case thirty (30) days' prior notice must be given to the other party. Notwithstanding the foregoing, a transfer by BridgePoint or Client in connection with the sale by either party of all or substantially all of its assets, or in connection with a merger or consolidation of either party into or with another company, shall be a permitted assignment hereunder to which the other Party grants its consent under condition that the level of credit of said legal entity is considered satisfactory to that other Party.

     19.2 BridgePoint may enter into subcontracts with third parties for its performance of any part of its duties and obligations. If any obligations of BridgePoint are assigned to a subcontractor, BridgePoint will remain responsible for such obligations under this Agreement.

     19.3 This Agreement is not intended to create, nor shall it be construed to be, a joint venture, association, partnership, agency, franchise, or other form of juridical entity. Neither party shall have, nor hold itself out as having, any right power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of the other party, except as expressly provided for herein.

     19.4 If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such provision shall be treated as severable, leaving the remaining provisions unimpaired, provided that such does not materially prejudice either party in their respective rights and obligations contained in the valid terms, covenants, or conditions of this Agreement.

     19.5   There are no intended third party beneficiaries to this Agreement.

     19.6 The failure of either party to require the performance of any of the terms of this Agreement or the waiver by either party of any default under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

     19.7 This Agreement may not be modified, supplemented, or amended, or default hereunder waived, except upon the execution and delivery of a written agreement signed by the authorised representative of each party.

     19.8 Both parties represent and warrant that each has the full authority to perform its obligations under this Agreement and that the person executing this Agreement has the authority to bind it.

     19.9 The provisions of Articles 3, 9, 11, 12, 13, 17, 18 and 19 and Sections 6.3 and shall survive the expiration or termination of this Agreement for any reason.

     19.l0 This Agreement, together with the Order and Schedules annexed hereto, constitutes the entire Agreement and the final and full terms of understanding between the parties and supersedes all previous agreements, understandings, negotiations, and

[GRAPHIC] BRIDGEPOINT
          INTERNATIONAL

            promises, whether written or oral, between the parties with respect to the subject matter hereof.

     19.ll During the Term and any extension(s) granted hereunder, and for a period of one (1) year thereafter, neither party shall knowingly solicit the employment of, or offer employment to, any employee of the other party.

     19.12 This Agreement may be signed in counterparts, each of which will have the same force and effect as a fully-executed original, but both of which shall constitute one Agreement.

     19.13 The headings of the sections and subsections of this Agreement are for the purposes of reference only and do not evidence the intentions of the parties.

     19.14 The parties acknowledge that this agreement, upon execution, shall not take effect until the addendum to the Colocation Agreement in the form attached as Schedule G has been executed and delivered by Bridgepoint International, Inc. and Bridgepoint International (Canada), Inc.

[GRAPHIC] BRIDGEPOINT
          INTERNATIONAL


     20.   Special provisions

           See attached Schedule D entitled "Special Provisions" incorporated herein by reference.

     21    Schedules

           Schedule A:  Order -- Installation Fees
           Schedule B:  Order -- Service Fees
           Schedule C:  Order -- Plan of Co-location Area and additional area under Right of First Refusal
           Schedule D:  Special Provisions
           Schedule E: General Information with respect to BridgePoint services Schedule F: Bridgepoint contact person list
           Schedule G:  Addendum to Co-location Agreement


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

[GRAPHIC] BRIDGEPOINT
          INTERNATIONAL


BRIDGEPOINT AND CLIENT HEREBY ACKNOWLEDGE THAT THE TERMS AND CONDITIONS CONTAINED HEREIN SHALL GOVERN EACH ORDER MADE BY CLIENT FOR SERVICE TO BE PROVIDED BY BRIDGEPOINT AND THAT CLIENT SHALL ABIDE BY SUCH TERMS AND CONDITIONS.



For and on behalf of the Client          Zone Telecom, Inc.
                                         ---------------------------------------------------
                                         (Name of Client)

Having its head office at                200 Lake Drive E., Suite 200, Cherry Hill, NJ 08002
                                         ---------------------------------------------------
                                         (Street, City, State, Country, Postal Code)

Duly authorized by                       Lawton Bloom, Vice President Strategy, North America
                                         ---------------------------------------------------
                                         (Name of Representative, Title)

Date                                     06-02-01
                                         ---------------------------------------------------
                                         (Day, Month, Year)


                                         /s/ Lawton Bloom
                                         ---------------------------------------------------
                                         (Signature)



For and on behalf of BridgePoint International (USA) inc. having its head office at 75 Broad Street, New York, New York 10004


Duly authorized by                       Richard Gendron, President and COO
                                         ----------------------------------
                                         (Name of Representative, Title)

Date                                     06-02-01
                                         ----------------------------------
                                         (Day, Month, Year)

                                         /s/ Richard Gendron
                                         ----------------------------------
                                         (Signature)



Duly authorized by                `      Yves Grou, Chief Financial Officer
                                         ----------------------------------
                                         (Name of Representative, Title)

Date                                     06-02-01    February 23, 2001
                                         ----------------------------------
                                         (Day, Month, Year)

                                         /s/ Yves Grou
                                         ----------------------------------
                                         (Signature)




                                       14